EXHIBIT 99.11

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY ☒	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Approval and Adoption of the Merger Agreement:	FOR ☐	AGAINST ☐	ABSTAIN ☐	2. Approval of the Hockey Merger Corporation 2004 Equity Incentive Plan:	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors of Click2learn recommends a vote FOR the merger agreement.				The Board of Directors of Docent recommends a vote FOR the 2004 Equity Incentive Plan.

Authority is hereby given to the proxy holder identified on the front of this card to vote in his discretion upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.	Consenting to receive all future annual meeting
materials and shareholder communications
electronically is simple and fast! Enroll today at
www.melloninvestor.com/ISD for secure online access
to your proxy materials, statements, tax documents and
other important shareholder correspondence.
The undersigned hereby acknowledges receipt of: (a) Notice of Special Meeting of Stockholders of Click2learn, Inc., (b) accompanying S-4 Proxy Statement, and (c) Form 10-K, as amended, for the fiscal year ended December 31, 2002, and Form 10-Q, as amended, for the period ending September 30, 2003.				PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Signature                                                         Signature                                                         Date

NOTE: Please sign exactly as your name appears on your stock certificate.

é  FOLD AND DETACH HERE  é

YOUR VOTE IS IMPORTANT!

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time  the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner  as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/clks Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Form 10-K, as amended, for the fiscal year ended December 31, 2002, the Form 10-Q, as amended, for the period ending September 30, 2003, and S-4 Proxy Statement on the internet at www.Click2learn.com

PROXY	PROXY
Click2learn, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS—MARCH 18, 2004

The undersigned hereby appoints Kevin Oakes, John Atherly and Steven Esau to attend and to represent the undersigned at the Special Meeting of Stockholders of Click2learn, Inc. (the “Company”) to be held at the Company’s offices at 110-110th Avenue NE, Bellevue, Washington 98004 on March 18, 2004 at 10:00 a.m. local time or at any adjournment or postponement thereof, and to vote the number of shares of stock of the Company the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IF YOU DO NOT RETURN THIS PROXY OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND YOUR SHARES WILL NOT BE COUNTED WITH RESPECT TO THE PROPOSAL TO APPROVE THE HOCKEY MERGER CORPORATION 2004 EQUITY INCENTIVE PLAN. IF YOU RETURN YOUR SIGNED PROXY AND DO NOT INDICATE HOW YOU WANT TO VOTE, THIS PROXY WILL BE VOTED “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE PROPOSAL FOR APPROVAL OF THE HOCKEY MERGER CORPORATION 2004 EQUITY INCENTIVE PLAN. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXY HOLDER NAMED HEREIN MAY DETERMINE IN HIS SOLE DISCRETION.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

You can now access your Click2learn account online.

Access your Click2learn shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Click2learn, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•   SSN or Investor ID

•   Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

You are now ready to log in. To access your account please enter your:

•   SSN or Investor ID

•   PIN

•   Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•   Certificate History

•   Book-Entry Information

•   Issue Certificate

•   Payment History

•   Address Change

•   Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time